                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934


              Date of Report (date of earliest event reported):
                              November 28, 1995


                                 AIRGAS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



   Delaware                1-9344               56-0732648
_______________    _______________________    _____________
(State or other    (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification
incorporation)                                 No.)



                      100 Matsonford Road, Suite 550
                            Radnor, PA  19087
                    _______________________________________
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (610) 687-5253
                                                    _______________

Item 5. Other Events.
        ____________

From April 1, 1995 through September 30, 1995, the Registrant has acquired twenty-one individually insignificant businesses. The Registrant is filing this current report on Form 8-K in order to provide audited financial statements and pro forma information for three individually insignificant business acquisitions in accordance with the requirements set forth in Regulation S-X, Rule 3-05(b)(1)(i). The Registrant applied the conditions set forth in Rule 1-02(w) to determine if the aggregate impact of the acquisitions exceeds 20% of one of the conditions set forth in the rule.

The aggregate purchase price for the individually insignificant businesses, including amounts related to non-competition and confidentiality agreements, amounted to $84.4 million plus the assumption of certain liabilities. The purchase prices for the businesses were determined by arms-length negotiations. The Registrant is providing audited financial statements for three of the individually insignificant businesses described below.

Effective May 1, 1995, Trinity Airgas, Inc. ("Trinity"), a 95 percent owned subsidiary of US Airgas, Inc., purchased substantially all of the assets of Trinity Welding Supply, Inc. ("TWS") for $9.5 million plus the assumption of certain liabilities. Additionally, Trinity paid an aggregate of $650 thousand to TWS's shareholders in connection with entering into non-competition and confidentiality agreements. US Airgas, Inc. is a wholly-owned subsidiary of the Registrant.

Effective June 29, 1995, 1136886 Ontario Inc., a 94 percent owned Canadian subsidiary of Airgas, Inc. purchased all of the issued and outstanding stock of Red-D-Arc Limited and Red-D-Arc Leasing, and Airgas Holdings, a wholly-owned subsidiary of Airgas, Inc. purchased all of the issued and outstanding stock of Red-D-Arc Inc. (collectively referred to as "Red-D-Arc") for $8.9 million plus the assumption of certain liabilities and issuance of promissory notes to the seller. Additionally, the Company paid an aggregate of $364 thousand to a Red-D-Arc shareholder in connection with entering into a non-competition and confidentiality agreement.

Effective August 1, 1995, Delta Airgas, Inc. ("Delta"), a wholly-owned subsidiary of US Airgas, Inc., purchased substantially all of the assets of Capital Welding Supply Company ("Capital") for $6.0 million plus the assumption of certain liabilities. Additionally, Delta paid an aggregate of $4.0 million to Capital's shareholders in connection with entering into non-competition and confidentiality agreements.

The acquisitions were financed using the Registrant's revolving credit facilities with NationsBank of North Carolina, N.A. and Canadian Imperial Bank of Commerce and by the issuance of promissory notes to the sellers and the assumption of certain liabilities.

At the time of the acquisitions described above, all of the aforementioned businesses were engaged in the distribution and marketing of industrial gases and related welding equipment and supplies. The Registrant intends to continue to use the acquired assets to operate industrial gas and welding supply businesses.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         __________________________________________________________________

(a)  Financial Statements

     1. Audited balance sheet of Trinity Welding Supply, Inc. as of April 30, 1995 and the related consolidated statements of operations, retained earnings and cash flows for the eleven months then ended.

     2. Audited combined balance sheet of Red-D-Arc Limited, Red-D-Arc Inc. and Red-D-Arc Leasing LTD ("Red-D-Arc") as of December 31, 1994 and the combined statements of income and retained earnings and cash flows for the year then ended.

     3. Audited balance sheet of Capital Welding Supply Company ("Capital") as of July 31, 1995 and the related statements of income, retained earnings and cash flows for the nine months then ended.

(b)  Pro Forma Financial Information

     The tables on pages five through eleven set forth selected pro forma operating data of the Registrant for the year ended March 31, 1995 and the six months ended September 30, 1995 as if the acquisitions of TWS, Red-D-Arc and Capital, had been consummated on April 1, 1994 and April 1, 1995, respectively.

(c)  Exhibits.

     23.1  Consent of Cawthron, Wommack & Coker, P.C.

     23.2  Consent of Cipolla, Bartens & Monachino, Chartered Accountants

     23.3  Consent of Bell & Company

                                  Signatures
                                  __________


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AIRGAS, INC.




                    BY:  /s/Britton H. Murdoch
                         _____________________
                         (Britton H. Murdoch)
                         Vice President-Finance
                         Chief Financial Officer


DATED:     November 28, 1995


AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)
                                      Year Ended March 31, 1995
                             ____________________________________________

                                               Trinity Welding
                                               Supply, Inc.     Red-D-Arc
                                Airgas, Inc.   (Historical)     (Historical)
Operating Data                  (Historical)   (Note 1)         (Note 2)
________________                ____________   ____________   ____________

Net Sales                        $687,983        $  7,202      $ 10,492
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)               342,876           3,684         4,877
Selling, Distribution
 & Administrative Expenses        235,639           2,548         3,787
Depreciation & Amortization        36,868             283           858
                                  _______          ______        ______
Total Costs & Expenses            615,383           6,515         9,522
                                  _______          ______        ______

Operating Income                   72,600             687           970

Interest Expense, Net             (17,625)           (168)         (358)
Other Income, Net                   1,067             194             -
Minority Interest                    (669)              -             -
                                  _______          ______        ______
Earnings Before Income Taxes       55,373             713           612
Income Taxes                       23,894               -           268
                                  _______          ______        ______
Net Earnings                     $ 31,479        $    713       $   344
                                  =======          ======        ======
Earnings Per Share (5)           $    .96
                                  =======


Weighted Average Shares            32,762
                                  =======









                                           (Columns Continued On Next Page)


AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)
                                       Year Ended March 31, 1995
                              _______________________________________________

                               Capital
                               Welding Supply
                               Company         Pro Forma
                               (Historical)    Adjustments    Note   Pro
Operating Data                 (Note 3)        (Note 4)       Ref.   Forma
________________               ___________     ________       ____   ______

Net Sales                      $  7,514         $   700        a     $713,891
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)               4,070             203       a,b,c   355,710
Selling, Distribution
 & Administrative Expenses        2,759             408       a,d,e   245,141
Depreciation & Amortization         235           1,241       a,f      39,485
                                 _______          _____               _______
Total Costs & Expenses            7,064           1,852               640,336
                                _______           _____               _______

Operating Income                    450          (1,152)               73,555

Interest Expense, Net               (72)         (2,152)       a      (20,375)
Other Income, Net                    76              14        a        1,351
Minority Interest                     -               -                  (669)
                                 _______          _____               _______
Earnings Before Income Taxes        454          (3,290)               53,862
Income Taxes                          -            (812)       h       23,350
                                 _______          _____                ______
Net Earnings                   $    454         $(2,478)             $ 30,512
                                 =======          =====                ======
Earnings Per Share (5)                                               $    .93
                                                                       ======

Weighted Average Shares                                                32,762
                                                                       ======

Notes:
(1) Includes audited financial data for the eleven months ended April 30, 1995 less the unaudited one month period ended April 30, 1995 combined with the unaudited two month period ended May 31, 1994.
(2) Includes audited financial data for the twelve months ended December 31, 1994 less the unaudited three month period ended March 31, 1994 combined with the unaudited three month period ended March 31, 1995.
(3) Includes unaudited compiled financial data for the twelve months ended March 31, 1995.
(4)  See pages 9 and 10 for explanation of pro forma adjustments.
(5)  See earnings per share calculations on page 11.


AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)

                                  Six Months Ended September 30, 1995
                             _________________________________________________

                                               Trinity Welding
                                               Supply, Inc.     Red-D-Arc
                                               (Historical)     (Historical)
Operating Data                  Airgas, Inc.   (1 Month)        (3 Months)
                                (Historical)   (Note 1)         (Note 2)
________________                ____________   ____________     ____________

Net Sales                        $393,302         $    643      $ 3,081
Cost of Products Sold
 (Excluding Depreciation
  & Amortization)                 195,374              224        1,606
Selling, Distribution &
 Administrative Expenses          132,134              198          955
Depreciation & Amortization        21,613               25          226
                                  _______           ______       ______
Total Costs & Expenses            349,121              447        2,787
                                  _______           ______       ______
Operating Income                   44,181              196          294

Interest Expense, Net             (11,455)             (13)        (126)
Other Income, Net                     366                9            -
Minority Interest                    (365)               -            -
                                  _______           ______       ______
Earnings Before Income Taxes       32,727              192          168
Income Taxes                       13,938                -           93
                                  _______           ______       ______
Net Earnings                     $ 18,789         $    192      $    75
                                  =======           ======       ======
Earnings Per Share (5)           $    .58
                                  =======

Weighted Average Shares            32,606
                                  =======








                                              (Columns Continued On Next Page)


AIRGAS, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)
                                    Six Months Ended September 30, 1994
                               _______________________________________________
                               Capital
                               Welding Supply
                               Company
                               (Historical)      Pro Forma
                               (4 Months)        Adjustments   Note   Pro
Operating Data                 (Note 3)          (Note 4)      Ref.   Forma
______________                ____________       ___________   ____   _____
Net Sales                      $ 2,591          $     -              $399,617
Cost of Products Sold
 (Excluding Depreciation
  & Amortization)                1,391              120        a,b    198,715
Selling, Distribution &
 Administrative Expenses           986               (7)       a,d,e  134,266
Depreciation & Amortization         95              263        a,f     22,222
                                ______            _____               _______
Total Costs & Expenses           2,472              376               355,203
                                ______            _____               _______

Operating Income                   119             (376)               44,414

Interest Expense, Net              (10)            (428)       a,g    (12,032)
Other Income, Net                    5                -                   380
Minority Interest                    -                -                  (365)
                                ______            _____               _______
Earnings Before Income Taxes       114             (804)               32,397
Income Taxes                         -             (210)        h      13,821
                                ______            _____               _______
Net Earnings                   $   114          $  (594)             $ 18,576
                                ======            =====               =======
Earnings Per Share (5)                                                   $.57
                                                                      =======
Weighted Average Shares                                                32,606
                                                                      =======

Notes:
(1) Includes unaudited financial data for the one month period ended April 30, 1995.
(2) Includes unaudited financial data for the three month period ended
    June 30, 1995.
(3) Includes unaudited financial data for the four month period ended July 31, 1995.
(4) See pages 9 and 10 for explanation of pro forma adjustments.
(5) See earnings per share calculations on page 11.


                                Airgas, Inc.
                     Explanation of Pro Forma Adjustments
                            (Dollars in Thousands)

The following adjustments were made to the historical operating results of the combined business acquisitions in order to reflect unaudited pro forma results of operations of the Registrant for the year ended March 31, 1995 and the six months ended September 30, 1995 as if all of the business acquisitions had been consummated on April 1, 1994 and April 1, 1995, respectively.

(a) Trinity Welding Supply, Inc. acquired an industrial gas and welding supply distributor effective March 31, 1995. Accordingly, adjustments were made to the following captions to reflect this acquisition in the historical income statement for the year ended March 31, 1995, (amounts in thousands):
                                                   Increase
                                                  (Decrease)
                                                   ________

                Sales                              $700
                Cost of Products Sold               351
                Selling, Distribution
                 & Administrative Expenses          369
                Depreciation Expense                 33
                                                    ___
                Operating Income                    (53)
                Interest Expense                      3
                Other Income                         14
                                                    ___
                Loss before income taxes           $(42)
                                                    ===

(b) Cost of products sold was adjusted to reflect normal book-to-physical inventory adjustments recorded at April 30, 1995 in connection with the audit of Trinity Welding Supply, Inc. As these physical inventory adjustments included the year ended March 31, 1995, cost of products sold was decreased $120 for the year ended March 31, 1995 and increased $120 for the six months ended September 30, 1995.

(c) Cost of products sold was adjusted to reflect the Registrant's existing industrial gas purchasing arrangements which provide for lower unit costs on gas purchases as compared to costs previously available to the acquired businesses by $(28) for the year ended March 31, 1995.

(d) Employee benefit costs were increased to reflect the Registrants' benefits structure by $334 for the year ended March 31, 1995 and $73 for the six months ended September 30, 1995.

(e) In addition to the adjustments described in (a), (c) and (d), selling, distribution and administrative expenses related to the business acquisitions have been adjusted by $(295) for the year ended
        March 31, 1995. This adjustment includes the following: an adjustment to decrease employees salaries by $(249) to reflect the Registrant's salary structure; an adjustment to increase insurance expense $84 to reflect the Registrant's insurance rates; the increase in rents on facilities acquired of $25 and elimination of rents on certain equipment acquired of $(93), a reduction in professional fees of $(22) and a decrease in distribution expenses of $(40).

        Selling, distribution and administrative expenses related to the business acquisitions have been adjusted by $(80) for the six months ended September 30, 1995. The adjustment includes the following: an adjustment to decrease employees salaries by $(87) to reflect Registrant's salary structure; an adjustment to reflect the Registrant's insurance rates of $14 and the increase in rents on facilities acquired of $19 and elimination of rents on certain equipment acquired of ($8), a reduction in professional fees of $(5) and an adjustment for distribution expenses of $(13).

(f) Depreciation and amortization expense has been increased by $1,208, excluding the adjustment described in (a), for the year ended March 31, 1995 and increased by $263 for the six months ended September 30, 1995 to reflect purchase accounting adjustments related to the acquired fixed assets, goodwill, non-competition agreements and estimated capital improvements necessary to operate the acquired businesses.

(g) The pro forma interest expense adjustment of $2,152 for the year ended March 31, 1995 and $428 for the six months ended September 30, 1995 reflects the debt incurred in financing the business acquisitions at the Registrant's effective interest rates.

(h) Income tax adjustments have been based on the effective income tax rates of the acquired businesses and include a provision for income taxes for businesses which were previously taxed under Subchapter S of the Internal Revenue Code.


AIRGAS, INC.
EARNINGS PER SHARE CALCULATIONS
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)


                                    Year Ended           Six Months Ended
                                  March 31, 1995         September 30, 1995
Adjustment of Weighted Average
Shares Outstanding              Historical  Pro Forma    Historical  Pro Forma
______________________________  ___________ _________    __________  _________
Shares of Common Stock
 Outstanding - Weighted            31,074     31,074       31,096      31,096

Net Common Stock Equivalents        1,688      1,688        1,510       1,510
                                   ______     ______       ______      ______
 Adjusted Shares Outstanding       32,762     32,762       32,606      32,606
                                   ======     ======       ======      ======

Net Earnings                      $31,479    $30,512      $18,789     $18,576
                                   ======     ======       ======      ======
Earnings Per Share                $   .96    $   .93      $   .58     $   .57
                                   ======     ======       ======      ======

Earnings per share amounts were determined using the treasury stock method. This method assumes the exercise of all outstanding options and warrants and the use of the aggregate proceeds therefrom to acquire the Registrant's outstanding common stock. Net earnings were divided by the average number of shares outstanding adjusted for the assumed exercise of the options and warrants outstanding and repurchase of common stock to calculate per share amounts.


                               TRINITY WELDING SUPPLY, INC.
                                   Financial Statements
                                      April 30, 1995
                    Together With Independent Auditors' Report Thereon

                                    C O N T E N T S
                                    _______________

                                                                        Page


Independent Auditors' Report                                             1


Balance Sheet                                                            2


Statement of Operations                                                  3


Statement of Retained Earnings                                           4


Statement of Cash Flows                                                  5


Notes to Financial Statements                                           6-9

                             INDEPENDENT AUDITORS' REPORT
                             ____________________________





The Stockholders and Board of Directors
Trinity Welding Supply, Inc.


We have audited the accompanying balance sheet of Trinity Welding Supply, Inc. as of April 30, 1995, and the related statements of operations, retained earnings and cash flows for the eleven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trinity Welding Supply, Inc. as of April 30, 1995, and the results of its operations and its cash flows for the eleven months then ended in conformity with generally accepted accounting principles.


CAWTHRON, WOMMACK & COKER, P.C.


Waco, Texas
June 6, 1995

                             TRINITY WELDING SUPPLY, INC.
                                     Balance Sheet
                                    April 30, 1995


                                        ASSETS

Current Assets
  Cash                                                            $   135,188
  Trade accounts receivable - less
    allowance for doubtful accounts of $ 57,962                       901,127
  Inventories                                                         993,670
  Prepaid expenses                                                     11,555
                                                                    _________
  Total Current Assets                                              2,041,540

Property and Equipment, net                                         2,444,436

Intangible Assets, net of accumulated
  amortization of $ 42,618                                             15,448
                                                                    _________
Total Assets                                                      $ 4,501,424
                                                                    =========

                                      LIABILITIES

Current Liabilities
  Current portion of long-term debt                               $ 2,474,960
  Trade accounts payable                                              447,441
  Other accrued liabilities                                           275,037
                                                                    _________
  Total Current Liabilities                                         3,197,438

Customer Deposits                                                      10,306
                                                                    _________
Total Liabilities                                                   3,207,744

                                 STOCKHOLDERS' EQUITY

Common stock - no par, 100,000 shares authorized,
  2,000 shares issued and outstanding                                 500,000
Retained earnings                                                     793,680
                                                                    _________
Total Stockholders' Equity                                          1,293,680
                                                                    _________
Total Liabilities and Stockholders' Equity                        $ 4,501,424
                                                                    =========









The accompanying notes are an integral part of these financial statements.

                             TRINITY WELDING SUPPLY, INC.
                                Statement of Operations
                      For the Eleven Months Ended April 30, 1995




Sales                                                             $ 6,606,131


Cost of Goods Sold                                                  3,232,477
                                                                    _________

Gross Profit                                                        3,373,654


Operating Expenses                                                  2,617,507
                                                                    _________

Operating Income                                                      756,147


Other Income (Expense)
  Miscellaneous income                                                185,349
  Interest expense                                                   (158,288)
                                                                     _________

  Total Other Income (Expense)                                         27,061
                                                                     ________

Net Income                                                        $   783,208
                                                                     ========























The accompanying notes are an integral part of these financial statements.

                             TRINITY WELDING SUPPLY, INC.
                            Statement of Retained Earnings
                      For the Eleven Months Ended April 30, 1995





Balance - beginning of period                                     $   304,472



Net income                                                            783,208



Dividends                                                            (294,000)
                                                                    _________


Balance - end of period                                           $   793,680
                                                                    =========

































The accompanying notes are an integral part of these financial statements.

                             TRINITY WELDING SUPPLY, INC.
                                Statement of Cash Flows
                      For the Eleven Months Ended April 30, 1995


Cash flows provided by operating activities:
  Net income                                                      $   783,208
  Adjustments to reconcile net income to net cash
    provided by operating activities
      Bad debt provision                                               25,715
      Depreciation expense                                            260,106
      Gain on sale of property and equipment                           (8,160)
      Amortization expense                                             10,349
      Increase (decrease) in:
        Trade accounts receivable                                     (45,315)
        Inventories                                                  (404,935)
        Prepaid expenses                                               34,803
        Other assets                                                   (2,000)
      Increase (decrease) in:
        Trade accounts payable                                        (88,105)
        Other accrued liabilities                                      70,147
        Customer deposits                                             (18,321)
                                                                      _______
  Net cash provided by operating activities                           617,492

  Cash flows used for investing activities:
    Purchase of property and equipment                               (969,741)
    Proceeds from sale of property and equipment                       14,669
                                                                      _______
  Net cash used for investing activities                             (955,072)

  Cash flows provided by financing activities:
    Proceeds from long-term debt                                    1,092,845
    Repayment of debt                                                (486,502)
    Payment of dividends                                             (294,000)
                                                                      _______
  Net cash provided by financing activities                           312,343

Net decrease in cash                                                  (25,237)

Cash at beginning of period                                           160,425
                                                                      _______
Cash at end of period                                             $   135,188
                                                                      =======

Supplemental disclosures:
  Interest paid during the period                                 $   155,610








The accompanying notes are an integral part of these financial statements.

                                 TRINITY WELDING, INC.
                             Notes to Financial Statements


1.   Nature of the Company and Significant Accounting Policies

     Financial Statement Presentation
     ________________________________

     Trinity Welding Supply, Inc. (the Company) sells welding products and industrial specialty and medical gases in the north-central Texas area. The Company was incorporated in April 1991 and acquired certain assets of a welding supply company on May 31, 1991.

      The following is a summary of certain significant accounting policies followed in the preparation of these financial statements.

      Inventories
      ___________

      Inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

      Property and Equipment
      ______________________

      Property and equipment are recorded at cost and depreciated using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

      Intangible Assets
      _________________

      The Company incurred various organizational costs which have been capitalized and are being amortized over five years using the straight-line method.

      Income Taxes
      ____________

      The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

      Cash and Cash Equivalents
      _________________________

      For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts in the balance sheet caption "cash" which includes petty cash on hand and demand deposit checking accounts held at banks.

                             TRINITY WELDING SUPPLY, INC.
                       Notes to Financial Statements (Continued)

2.    Inventories
      ___________
      At April 30, 1995, inventories consisted of:

            Welding products                                      $   716,148
            Gases                                                     119,146
            Cylinders                                                 158,376
                                                                      _______
            Total Inventories                                     $   993,670
                                                                      =======
3.    Property and Equipment
      ______________________
      At April 30, 1995, property and equipment consisted of the following:
                                            Estimated
                                            Useful Life
                                            ___________
            Land                                 -                $   131,474
            Building and improvements           20 years              630,795
            Vehicles                             3 years              274,977
            Cylinders                           10 years            1,612,663
            Furniture and fixtures         5 to 10 years              282,529
            Gas plant equipment            5 to 10 years              516,547
                                                                    _________
                                                                    3,448,985
            Accumulated depreciation                               (1,004,549)
                                                                    _________
            Total Property and Equipment, net                     $ 2,444,436
                                                                    =========
      Depreciation charged to expense was $ 260,106 for the eleven months ended April 30, 1995.

4.    Long-Term Debt
      ______________
      The Company's long-term debt at April 30, 1995, was comprised of the following:

            Note to a financial institution bearing interest at
              prime plus .50% (9.50% at April 30, 1995), due in
              monthly principal installments of $ 15,271 with a
              balloon payment due August 10, 1995, secured by all
              assets of the Company and guaranteed by the
              stockholders                                        $ 1,405,058

            Note to a financial institution, bearing interest at
              prime plus .50% (9.50% at April 30, 1995), due in
              monthly principal installments of $ 2,500 with a
              balloon payment due August 10, 1995, secured by all
              assets of the Company and guaranteed by the
              stockholders                                            262,578

            $ 750,000 line of credit with a financial institution,
              bearing interest at prime plus .50% (9.50% at
              April 30, 1995), maturing August 10, 1995, secured
              by all assets of the Company and guaranteed by the
              stockholders                                            234,442
                                          -7-

                             TRINITY WELDING SUPPLY, INC.
                       Notes to Financial Statements (Continued)

4.    Long-Term Debt (Continued)
      _________________________

            Note to a financial institution, bearing interest,
              at prime plus .50% (9.50% at April 30, 1995), due in
              monthly principal installments of $ 3,833 with a
              balloon payment due August 10, 1995, secured by all
              assets of the Company and guaranteed by the
              stockholders                                        $    80,263

            Note to a financial institution, bearing interest at
              prime plus .50% (9.50% at April 30, 1995), due in a
              single principal and interest payment due
              August 10, 1995, unsecured                              480,000

            Note to a vendor, bearing interest at 8.75%, due in
              monthly principal and interest payments of $ 307
              through May, 1999, secured by cylinders purchased        12,619
                                                                    _________
                                                                    2,474,960

            Less:  current portion                                 (2,474,960)
                                                                    _________
            Long-term debt                                        $       -0-
                                                                    =========

      The loan agreements with the financial institution place various restrictions on the Company including, among others, certain limitations on debt, additions of property and equipment, payment of dividends, investments in other entities, compensation to stockholders, and purchase of treasury stock.

      In addition, the Company is required to maintain certain financial ratios and other affirmative covenants. As of April 30, 1995, the Company was not in compliance with all these ratios and covenants. The long-term debt has been classified as current in the accompanying financial statements as it is due within one year and the Company had not received a waiver from the financial institution.

      As described in Note 10, the Company entered into a sale agreement and was sold to Trinity Airgas, Inc., effective May 1, 1995. In connection with the agreement, the notes to the financial institution were repaid by Trinity Airgas, Inc.

5.    Profit-Sharing Plan
      ___________________

      The Company has a 401(K) profit-sharing plan for eligible employees. The plan covers all employees of the Company with one or more years of service. The Company's contribution to the plan, as determined by the Board of Directors, is discretionary but may not exceed 15% of the annual aggregate compensation paid to all participating employees. The Company made no contribution to the plan for the eleven months ended April 30, 1995.

                             TRINITY WELDING SUPPLY, INC.
                       Notes to Financial Statements (Continued)

6.    Related Party Transactions
      __________________________

      During the eleven months ended April 30, 1995, the Company purchased approximately $ 161,500 of inventory from a corporation owned by a stockholder of the Company and sold approximately $ 44,000 of inventory to the same corporation. In addition the Company made lease payments of approximately $ 75,500 to that corporation during the period for autos. At April 30, 1995, the Company owed this corporation approximately $ 160,000.

7.    Leases
      _______

      The Company is leasing various buildings under operating lease agreements. Rental payments for the eleven months ended April 30, 1995, totaled approximately $ 79,000. All current leases are from month-to-month or year-to-year.

8.    Concentrations of Credit Risk
      _____________________________

      The Company sells welding products and industrial specialty and medical gases to customers primarily in north-central Texas. The customers' ability to repay is dependent upon the area's economy.

      At April 30, 1995, the Company has approximately $ 32,000 deposited in financial institutions which exceeded the insurance provided by the Federal Deposit Insurance Corporation.

9.    Acquisition
      ___________

      Effective March 31, 1995, the Company purchased the assets of a company engaged in the business of packaging industrial gases and distributing and selling industrial gases and welding supplies. The purchase price for the assets was $ 600,000 plus the assumption of liabilities of approximately $ 23,500. Accordingly, these financial statement include one month operating results of the acquired company. Pro forma operating results have not been disclosed as the operating results of the acquired company are not material to the operating results of the Company.

10.   Subsequent Event
      ________________

      Subsequent to April 30, 1995, the Company entered into an agreement to sell the operating assets of the Company to Trinity Airgas, Inc. a Delaware corporation and majority-owned subsidiary of U.S. Airgas, Inc., a Delaware corporation.

                        RED-D-ARC LIMITED
                         RED-D-ARC INC.
                     RED-D-ARC LEASING LTD.

                  COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1994
































                                        CIPOLLA, BARTENS & MONACHINO

To the Shareholders of
Red-D-Arc Limited
Red-D-Arc Inc.
Red-D-Arc Leasing Ltd.
Grimsby, Ontario






                               AUDITORS' REPORT

      We have audited the combined balance sheet of Red-D-Arc Limited, Red-D-Arc Inc. and Red-D-Arc Leasing Ltd. as at December 31, 1994 and the combined statements of income and retained earnings and changes in financial position for the year then ended. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

      In our opinion, these combined financial statements present fairly, in all material respects, the combined financial position of the companies as at December 31, 1994 and the results of their operations and the changes in their financial position for the year then ended in accordance with generally accepted accounting principles.











Hamilton, Ontario                             CIPOLLA, BARTENS & MONACHINO
July 25, 1995                                 Chartered Accountants

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

                      COMBINED BALANCE SHEET

                         DECEMBER 31, 1994
                       (In Canadian Dollars)

                                      ASSETS

Current assets:
  Cash                                                          $    41,621
  Accounts receivable                                             2,568,081
  Inventory of welding machine components and
    supplies                                                      1,836,800
  Prepaid expenses and deposits                                     168,433
                                                                 __________
          Total current assets                                    4,614,935

Due from related entities (note 2)                                  239,338
Property, equipment and leasehold improvements
  (note 3)                                                       11,971,533
Cash surrender value of life insurance                               69,789
Organization costs                                                    2,089
                                                                 __________
                                                                $16,897,684
                                                                 ==========
                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank indebtedness (note 4)                                    $ 1,047,912
  Accounts payable and accrued liabilities                        1,785,155
  Income taxes payable                                               39,987
  Loans from employees                                               23,101
  Current portion of long-term debt (note 5)                      1,333,037
                                                                 __________
          Total current liabilities                               4,229,192

Long-term debt (note 5)                                           4,262,250
Due to shareholders (note 6)                                         61,941
Deferred income taxes                                             2,596,579
                                                                 __________
Contingent liability (note 10)                                   11,149,962
                                                                 __________
Shareholders' equity:
  Stated capital (note 7)                                           132,782
  Retained earnings                                               5,614,940
                                                                 __________
                                                                  5,747,722

                                                               $ 16,897,684
                                                                 ==========
On behalf of the Board:

_____________________________Director  _____________________________Director

                               - 2 -
                                             CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

        COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                   YEAR ENDED DECEMBER 31, 1994
                       (In Canadian Dollars)





Revenues:
  Lease and rental income                                     $  7,366,098
  Machine and service sales and other income                     5,886,207
                                                                __________
                                                                13,252,305
Cost and Expenses:                                              __________
  Cost of products sold (excluding depreciation
   and amortization)                                             5,831,826
  Selling, distribution and administrative
   expenses                                                      4,017,451
  Depreciation and amortization                                  1,169,121
  Bad debt expense (note 8)                                      1,016,686
                                                                __________
          Total costs and expenses                              12,035,084
                                                                __________
          Operating income                                       1,217,221

Interest expense                                                   443,646
                                                                 _________
          Income before income taxes                               773,575

Income taxes (note 12)                                             321,210
                                                                 _________
          Net income for the year                             $    452,365
                                                                 =========


















                               - 3 -
                                               CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

                 COMBINED STATEMENT OF CASH FLOWS

                   YEAR ENDED DECEMBER 31, 1994
                       (In Canadian Dollars)





Cash flows from Operating activities:
  Net income for the year                                     $  452,365
  Add (deduct) items not reqiring an outlay of
  cash:                                                        1,169,121
   Depreciation and amortization                                 207,679
   Deferred income taxes
   Gain on disposal of property, equipment and
    leasehold improvements                                    (1,030,511)
   Cash surrender value of life insurance                        (21,358)
   Net change in non-cash, current items                         155,662
                                                               _________
                                                                 932,958
                                                               _________
Cash flows from Financing activities:
  Increase in amounts due from related entities                 (308,391)
  Assumption of long-term debt                                   463,545
  Repayment of long-term debt                                   (662,868)
  Decrease in amounts due to shareholders                       (121,662)
  Issue of common shares                                           8,400
                                                                ________
                                                                (620,976)
Cash flows from Investing activities:
  Purchase of property, equipment and leasehold
   improvements                                                3,731,460)
  Proceeds from disposal of property, equipment
   and leasehold improvements                                  3,418,308
                                                               _________
                                                                (313,152)
                                                               _________

          Decrease in cash for the year                           (1,170)

Cash, beginning of year                                           42,791
                                                               _________
          Cash, end of year                                   $   41,621
                                                               =========








                               - 4 -
                                         CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

            COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                   YEAR ENDED DECEMBER 31, 1994
                       (In Canadian Dollars)




                            Shares of           Special
                           Common Stock         Shares
                            No Stated  Common  $10 Stated  Special   Retained
                             Value     Stock     Value     Shares    Earnings
                           __________  ______   ________   _______   ________

Balance, beginning of year   11,904  $ 84,882    3,950   $ 39,500 $ 5,162,575
Net income for the year         -         -        -          -       452,365
Shares issued in connection
  with employees' stock
  option plan                    84     8,400      -          -           -
                             ______    ______    _____     ______   _________
      Balance, end of year   11,988  $ 93,282    3,950   $ 39,500 $ 5,614,940
                             ======    ======    =====     ======   =========


                               - 5 -
                                          CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

              NOTES TO COMBINED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994
                       (In Canadian Dollars)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



     (a)  Basis of presentation:
          These statements which are expressed in Canadian dollars, represent the combined operating activities and cash flows of Red-D-Arc Limited, Red-D-Arc Inc. and Red-D-Arc Leasing Ltd. All significant intercompany balances and transactions have been eliminated on combination.

     (b)  Foreign currency translation:
          Assets and liabilities in currencies other than Canadian dollars have been translated into Canadian dollars at the rate of exchange prevailing at the balance sheet date. Revenue and expenses have been translated at an average rate for the period. Translation gains or losses are included in the statement of income.

     (c)  Inventory:
          Inventory is stated at the lower of cost and net realizable value, with cost being determined principally on a first-in, first-out basis.

     (d)  Depreciation and amortization:
          Property and equipment are stated at cost; depreciation and amortization is provided over their estimated useful lives on a declining balance basis, leasehold improvements are amortized on a straight-line basis.

     (e)  Income taxes:
          The provision for income taxes includes foreign taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

     (f)  Organization costs:
          Expenses that were incurred with respect to the organization of Red-D-Arc Inc. are being amortized on a straight-line basis over five years.

     (g)  Concentration of credit risk:
          Financial instruments which potentially subject the companies to concentrations of credit risk consist principally of trade receivable.



                               - 6 -
                                         CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

              NOTES TO COMBINED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994
                       (In Canadian Dollars)



2.  DUE FROM RELATED ENTITIES:


     The amounts due from related entities bear interest at rates closely approximating market rates at their date of issuance. The amounts have no set terms of repayment.


3.  PROPERTY AND EQUIPMENT:

                                            Accumulated
                                         Depreciation and    Net Book
                                 Cost      Amortization        Value
                                 ____    ________________    ________
      Land                 $    434,404           -           434,404
      Buildings               1,306,431       370,899         935,532
      Leasehold improvements    209,785        47,374         162,411
      Office equipment          299,682       234,537          65,145
      Shop equipment            362,030       222,563         139,467
      Welding units          14,570,672     4,827,553       9,743,119
      Automotive              1,067,355       682,345         385,010
      Computer                  330,921       224,476         106,445
                             __________     _________      __________
                           $ 18,581,280     6,609,747      11,971,533
                             ==========     =========      ==========

      Depreciation and amortization of property and equipment charged to operations amounted to $1,169,121.



4.  BANK INDEBTEDNESS:

      Revolving line of credit                            $   890,000
      Cash overdraft                                          157,912
                                                            _________
                                                          $ 1,047,912
                                                            =========
      The bank revolving line of credit bears interest at bank prime plus 1%. This loan, together with the loans classified as long-term debt, are secured by a general assignment of accounts receivable, a general security agreement, a demand debenture of $1,000,000 containing a first floating charge on all assets, a first fixed charge on specified land and building and a fixed debenture of $2,000,000 on specified land and buildings. The cash overdraft is attributable to the float of the outstanding cheques.
                               - 7 -
                                          CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

              NOTES TO COMBINED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994
                       (In Canadian Dollars)



5.  LONG-TERM DEBT:


      Prime plus 1.5% bank term loan, repayable $50,000
       principal plus interest monthly, secured by
       Grimsby property                                   $ 1,853,950

      Prime plus 1.5% bank term loan, repayable $8,621
       principal plus interest monthly, maturing on
       August 31, 1997                                        835,609

      Prime plus 1.5% bank term loan, repayable $16,667
       principal plus interest monthly, maturing in
       March 1997                                             449,999

      Prime plus .75% bank term loan, repayable $6,007
       principal plus interest monthly, maturing in
       August 1999                                            334,145

      Prime plus 1.5% bank term loan, repayable $21,000
       principal plus interest monthly until September 1995,
       then increasing to $36,000 principal plus interest
       monthly, maturing in January 1999                    1,620,000

      9% mortgage payable, repayable $2,160 principal
       and interest monthly, maturing on June 15, 1997,
       secured by land and building                           230,551

      6.25% loan, repayable $791 principal and interest
       monthly, maturing in August 1996, secured by
       the vehicle                                             14,982

      10.9% loan, repayable $559 principal and interest
       monthly, maturing in May 1996, secured by the vehicle    8,798

      8.5% loan, repayable $657 principal and interest
       monthly, maturing in November 1997, secured by
       the vehicle                                             13,928

      13.98% loan, repayable $558 principal and interest
       monthly, maturing in October 1997, secured by
       the vehicle                                             15,667



                               - 8 -
                                           CIPOLLA, BARTENS & MONACHINO

                        RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

              NOTES TO COMBINED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994
                       (In Canadian Dollars)



5.  LONG-TERM DEBT: (cont'd)


      11.25% loan, repayable $520 principal and interest
       monthly, maturing in October 1997, secured by
       the vehicle                                             15,120

      Prime plus 1% bank loan, repayable $4,625 principal
       plus interest monthly, maturing in September 1997,
       secured by equipment                                   152,625

      Prime plus 1% bank loan, repayable $833 principal
       plus interest monthly, maturing in January 1995,
       secured by equipment                                    20,833

      Prime plus 0.25% bank loan, repayable $1,389
       principal plus interest monthly, maturing in
       May 1995, secured by equipment                           6,941

      Prime plus 1% bank loan, repayable $973 principal
       plus interest monthly, maturing in October 1995,
       secured by equipment                                     9,702

      Other loans                                              12,437
                                                            5,595,287

      Less current portion due within one year              1,333,037
                                                          $ 4,262,250

      The approximate principal repayments required over the next five years are as follows:

                        1995                              $ 1,333,037
                        1996                                1,434,880
                        1997                                1,460,296
                        1998                                  596,353
                        1999                                   99,632
                        Thereafter                            671,089
                                                          $ 5,595,287

      The fair value of long-term debt as of December 31, 1994 was approximately
      $5.6 million.



                               - 9 -
                                           CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

              NOTES TO COMBINED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994
                       (n Canadian Dollars)



6.  DUE TO SHAREHOLDERS:

      This amount is represented by demand loans bearing interest up to bank prime rate plus 2%. It is not anticipated that these amounts will be repaid within the next fiscal year.


7.  STATED CAPITAL:

      Red-D-Arc Limited:
       Issued and outstanding:
        3,700 special shares                               $   37,000
        10,948 common shares                                   91,840
                                                              _______
                                                              128,840
                                                              _______
       The company is authorized to issue 40,000 common shares and up to 38,200 non-voting, preference shares, redeemable at $10 per share. The holders of the preference shares are entitled to non-cumulative dividends at 2% below the previous year-end bank rate.

       During the year 84 common shares were issued for a cash consideration of $8,400.


      Red-D-Arc Inc.:
       Issued and outstanding:
        1,000 common shares                                     1,402
                                                                _____
       The company is authorized to issue 2,500 common shares.


      Red-D-Arc Leasing Ltd.:
       Issued and outstanding:
        250 special shares                                      2,500
        40 common shares                                           40
                                                                _____
                                                                2,540
                                                                _____





                              - 10 -
                                              CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

              NOTES TO COMBINED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994
                       (In Canadian Dollars)



7.  STATED CAPITAL: (cont'd)


       The company is authorized to issue 10,000 common
       shares and up to 9,000 voting special shares,
       redeemable at $10 per share.  The holders of the
       special shares are entitled to cumulative dividends
       at 8% of the redeemable amount.  There are dividends
       in arrears of $3,200 on the special shares.
                                                            $ 132,782
      Stock options:                                         ========
        An agreement entered into by Red-D-Arc Limited on December 30, 1988 allows for certain key employees to purchase common shares up to a 10% equity interest.
        At December 31, 1994, 252 shares were available for purchase at $100 per share.


8.  BAD DEBT EXPENSE:

      This amount represents unrecoverable receivables from a former customer that was extended significant credit. The write-off covers amounts that were substantially recorded as revenues in 1994 by Red-D-Arc Inc.


9.  COMMITMENTS:

      The company leases certain distribution facilities under long-term leases having varying terms and renewal options. Future minimum rental commitments exclusive of real estate taxes, insurance and other expenses payable under the terms of the leases are approximately as follows for the next five years:

                        1995                                $ 336,352
                        1996                                  366,845
                        1997                                  366,845
                        1998                                  366,845
                        1999                                  321,485
                        Thereafter                          3,392,051






                              - 11 -
                                               CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

              NOTES TO COMBINED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994
                       (In Canadian Dollars)



10. CONTINGENT LIABILITY:

      Red-D-Arc Limited has guaranteed a commercial note with the Pikeville National Bank & Trust Company in the amount of $366,379 US made to a party related to the majority shareholder.



11. PENSION PLAN:

      Red-D-Arc Limited has a defined contribution plan covering substantially all full-time employees. Under the terms of the plan, the company makes matching contributions up to two percent of participant's wage. In addition, the company also contributes to private registered retirement savings plans of some employees. During 1994, the current service costs of the defined contribution retirement plan were $23,499. The costs of the private retirement plans to the company in 1994 were $39,843.
     Neither plan has any past service obligation requirements.


12. INCOME TAXES:

      Pre-tax earnings were derived from the following sources:

      Canada                                                $ 749,130
      United States                                            24,445
                                                              _______
                                                            $ 773,575
                                                              =======

      Income tax expense consists of:

      Current:
       Canadian Federal                                     $   7,547
       Provinces of Canada                                     86,884
       U.S. Federal                                            15,200
       State                                                    3,900
                                                              _______
                                                              113,531
                                                              =======






                              - 12 -
                                          CIPOLLA, BARTENS & MONACHINO

                         RED-D-ARC LIMITED
                          RED-D-ARC INC.
                      RED-D-ARC LEASING LTD.

              NOTES TO COMBINED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994
                       (In Canadian Dollars)



12. INCOME TAXES: (cont'd)



      Deferred:
       Canadian Federal                                     $ 121,179
       Provinces of Canada                                     86,500
                                                              _______
                                                              207,679
                                                              _______
                                                            $ 321,210
                                                              =======

      Significant differences between taxes computed at the U.S. federal statutory rate and the provision for income taxes were:

      Taxes at U.S. federal statutory rate                      35.0%
      Increase (decrease) in income taxes resulting from:
       U.S. State income taxes                                    .1%
       Canadian federal and provincial income taxes rates
        in excess of U.S. federal rate                           8.5%
       Reduction in Canadian taxes due to business loss carry-
        forward and research and development tax credits       (2.1)%
                                                                ____
                                                                41.5%
                                                                ====


      Deferred tax assets and liabilities:
      At December 31, 1994 there were no significant cumulative temporary differences that give rise to deferred tax assets. The deferred income tax liability is the result of Red-D-Arc Limited claiming depreciation for income tax purposes in excess of amounts recorded in the financial statement.












                              - 13 -
                                        CIPOLLA, BARTENS & MONACHINO

                        CAPITAL WELDING SUPPLY COMPANY

                             FINANCIAL STATEMENTS
                      with Independent Auditors' Report

                                JULY 31, 1995

                            LITTLE ROCK, ARKANSAS

                              TABLE OF CONTENTS



     Independent Auditors' Report                      1

     Balance Sheet                                     2

     Statement of Income                               3

     Statement of Retained Earnings                    4

     Statement of Cash Flows                           5

     Notes to the Financial Statements               8-14

                         Independent Auditors' Report


To the Board of Directors
of Capital Welding Supply Company

We have audited the accompanying balance sheet of Capital Welding Supply Company (an S-Corporation) as of July 31, 1995, and the related statements of income, retained earnings, and cash flows for the nine months then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Welding Supply Company as of July 31, 1995, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

                                                  BELL & COMPANY

October 19, 1995

                        Capital Welding Supply Company

                                Balance Sheet

                                July 31, 1995


Assets


Current assets
  Cash                                            $  342,218
  Trade receivables, less allowance
    for doubtful accounts of $35,000                 778,877
  Inventories                                        837,147
  Notes receivable from related party -
     current portion                                  12,231
  Prepaid expenses and other
    current assets                                       177
Total current assets                               1,970,650

Plant and equipment
  Plant and equipment, at cost                     5,113,095
  Less accumulated depreciation                   (2,257,532)
Plant and equipment, net                           2,855,563

Other non-current assets
  Notes receivable from related party,
    less current portion                             140,936
  Other                                               52,615
Total other non-current assets                       193,551
                                                   _________
Total Assets                                      $5,019,764
                                                   =========

                     Liabilities and Stockholders' Equity


Current liabilities
  Current portion of long-term debt                 $461,016
  Accounts payable, trade                            317,389
  Accrued expenses and other
    current liabilities                              106,176
Total current liabilities                            884,581

Long-term debt, less current portion                 370,114

Stockholders' equity
  Common stock, no par value;
    1,000 shares authorized,
    issued and outstanding                            10,000
  Paid-in capital                                     73,889
  Retained earnings                                3,681,180
Total stockholders' equity                         3,765,069
                                                   _________





Total Liabilities and Stockholders' Equity         $5,019,764
                                                    =========

                        Capital Welding Supply Company

                             Statement of Income

                   For the Nine Months Ended July 31, 1995


Sales                                               $5,809,207

Costs and expenses
  Cost of products sold                            3,060,887
  Selling, distribution and administrative
    expenses                                       2,172,380
  Depreciation expense                               204,405
Total costs and expenses                           5,437,672

Operating income                                     371,535

Other income and expenses
  Interest expense                                   (58,729)
  Other income, net                                   44,960
Total other income and expenses                      (13,769)
                                                     _______
Net income                                          $357,766
                                                     =======






























                            See accompanying notes

                        Capital Welding Supply Company

                        Statement of Retained Earnings

                   For the Nine Months Ended July 31, 1995



Balance, November 1, 1994                           $3,437,414

Net income                                             357,766

Dividends paid                                        (114,000)
                                                     _________
Balance, July 31, 1995                              $3,681,180
                                                     =========






































                            See accompanying notes

                        Capital Welding Supply Company

                           Statement of Cash Flows

                   For the Nine Months Ended July 31, 1995


Cash flows from operating activities
  Net income                                        $357,766
  Adjustments to reconcile net income to net
    cash provided by operating activities:
     Depreciation                                    204,405
     Gain on sale of equipment                          (628)
     (Increase) in accounts receivable                (3,888)
     Decrease in inventories                          86,714
     (Increase) in other current assets                  (74)
     (Increase) in other assets                       (9,753)
     (Decrease) in accounts payable                  (79,420)
     Increase in accrued expenses                     32,467
Net cash provided by operating activities            587,589

Cash flows from investing activities
  Collection of notes receivable                       8,588
  Proceeds from sale of equipment                     15,699
  Purchases of property and equipment               (241,089)
Net cash used by investing activities               (216,802)

Cash flows from financing activities
  Proceeds from long-term borrowings                 128,683
  Principal payments on long-term debt              (278,240)
  Dividends paid                                    (114,000)
Net cash used by financing activities
(263,557)

Net increase in cash                                 107,230

Cash - beginning of period                           234,988
                                                     _______
Cash - end of period                                $342,218
                                                     =======














                            See accompanying notes

             Supplementary Disclosures of Cash Flows Information



Cash paid during the year for interest              $ 58,729
                                                     =======















































                            See accompanying notes

                        Capital Welding Supply Company

                        Notes to Financial Statements

                                July 31, 1995


1. Summary of Significant Accounting Policies

   a. Description of Operations - Capital Welding Supply Company is a multi-state distribution company that sells welding and medical supplies to the public. The company has four locations: Little Rock, Batesville, and Pine Bluff, Arkansas, and Greenville, Mississippi.

   b. Cash and Cash Equivalents - For purposes of the statement of cash flows, the company considers all highly liquid cash investments with original maturities of 3 months or less to be cash equivalents.

   c. Inventories - Inventories are stated at the lower of cost or market value by the first-in, first-out (FIFO) method. Inventories consist primarily of industrial gases, welding supplies and equipment.

   d. Plant and Equipment - Plant and equipment are stated at cost. Depreciation is provided using the straight-line and declining balance methods for financial statement purposes over the useful lives of the related assets.

   e. Income Taxes - The company, with the consent of its shareholders, has elected under the Internal Revenue Code and applicable state codes to be an "S Corporation". In lieu of corporation income taxes, the company's shareholders are taxed on their proportionate share of the company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

2. Notes Receivable

   Notes receivable consists of the following:

      7.5% note receivable from a related
      corporation, payable in monthly
      installments of $1,246, including interest,
      through August, 2004, secured by certain
      real estate                                   $ 98,305

                        Capital Welding Supply Company

                        Notes to Financial Statements

                                July 31, 1995


2. Notes Receivable (continued)

      7.5% note receivable from a related
      corporation, payable in monthly
      installments of $696, including interest,
      through August 2004, secured by
      certain real estate                           $ 54,862
                                                     _______
      Total notes receivable                         153,167

      Less amounts due within one year               (12,231)
                                                      ______
      Notes receivable, less current portion        $140,936
                                                     =======

3. Plant and Equipment

   Plant and equipment by major categories are as follows:

                              Estimated
      Category                Useful Lives           Amount
      ________                ____________           ______

      Land                                          $111,541
      Buildings               50 years               209,947
      Furniture & fixtures    10 years                45,367
      Cylinders               25 years             3,316,200
      Equipment                5 years               192,948
      Vehicles                 5 years             1,237,092
                                                  $5,113,095
                                                   =========
4. Long-term Debt

   Long-term debt consists of the following:

      8.25% note payable to Norris Industries
      in monthly installments of $1,422,
      including interest, secured by cylinders      $  1,299

                        Capital Welding Supply Company

                        Notes to Financial Statements

                                July 31, 1995


4. Long-term Debt (continued)

      8.75% note payable to Norris Industries
      in monthly installments of $1,407,
      including interest, secured by cylinders      $ 31,252

      8.75% note payable to Norris Industries
      in monthly installments of $890,
      including interest, secured by cylinders
      and equipment                                   30,219

      Note payable to Taylor Wharton, payable
      in aggregate monthly installments of $928,
      including interest, secured by cylinders        33,930
      6% note payable to a life insurance
      company for loan against value of policy         4,000

      8.25% note payable to Norris Industries
      in monthly installments of $1,365,
      including interest, secured by cylinders        27,255

      10% note payable to Norris Industries
      in monthly installments of $1,380,
      including interest, secured by cylinders        37,445

      8.25% note payable to Norris Industries
      in monthly installments of $1,245,
      including interest, secured by cylinders        11,726

      8.25% note payable to Norris Industries
      in monthly installments of $1,264,
      including interest, secured by cylinders         5,871

      8.25% note payable to Norris Industries
      in monthly installments of $1,271,
      including interest, secured by cylinders        13,069

                        Capital Welding Supply Company

                        Notes to Financial Statements

                                July 31, 1995


4  Long-term Debt (continued)

      7.5% note payable to a bank in monthly
      installments of $694, including interest,
      secured by equipment                          $ 20,057

      11.25% note payable to a finance
      company in monthly installments of
      $1,093, including interest, secured by
      cylinders                                        1,697

      12.25% note payable to a finance
      company in monthly installments of
      $1,145, including interest, secured by
      cylinders                                        4,672

      10% note payable to a bank in monthly
      installments of interest only, due May 1,
      1996, secured by equipment                     225,000

      8% note payable to a bank in monthly
      installments of $4,565, including interest,
      secured by equipment                           134,658

      7.5% note payable to a bank in monthly
      installments of $2,125, including interest,
      secured by a trailer                            81,471

      9.75% note payable to Norris Industries
      in monthly installments of $750,
      including interest, secured by cylinders         6,275

      10.25% note payable to Coyne Cylinder
      Co. in monthly installments of $849,
      including interest, secured by cylinders         5,513

                        Capital Welding Supply Company

                        Notes to Financial Statements

                                July 31, 1995


4  Long-term Debt (continued)

      9.25% note payable to Coyne Cylinder
      Co. in monthly installments of $1,462,
      including interest, secured by cylinders      $ 15,529

      10.8% note payable to a finance
      company in monthly installments of
      $444, including interest, secured by
      cylinders                                        2,278

      7% note payable to a stockholder in
      monthly installments of $2,000,
      including interest, unsecured                  118,479

      9% note payable to Norwest Equipment
      Finance in monthly installments of
      $1,370, including interest, secured by
      cylinders                                       19,435

   Total long-term debt                              831,130

   Less current maturities                          (461,016)

   Long-term debt, less current maturities         $ 370,114
                                                    ========
   Annual aggregate maturities of long-term debt are as follows:

               1996             $444,796
               1997              145,155
               1998               97,625
               1999               25,075
                                $712,651

                        Capital Welding Supply Company

                        Notes to Financial Statements

                                July 31, 1995


5. Commitments and Related Party Transactions

   The company leases its facilities and certain equipment and fixtures from Ray Properties, Inc., a company with substantial common ownership The amount paid to Ray Properties, Inc. pursuant to those operating lease agreements for the nine months ended July 31, 1995 was $110,250.

   Future minimum lease payments under those lease agreements are as follows:

               Year Ending July 31:

               1996             $103,250
               1997               54,000

   The company is contingently liable as guarantor on certain debt of Ray Properties, Inc. totaling approximately $28,639 at July 31, 1995.

6. Equipment Leases

   The company leases substantially all of its rolling stock from Ryder Truck Rental, Inc. under non-cancelable operating leases.

   At July 31, 1995, future minimum rental commitments under those leases were as follows:

               Year ending July 31:

               1996             $ 60,954
               1997               74,013
               1998               67,993
               1999               32,684
               Thereafter         48,248
                                 _______
                                $283,892
                                 =======

                        Capital Welding Supply Company

                        Notes to Financial Statements

                                July 31, 1995


6. Subsequent Events

   During August 1995, the company's stockholders agreed to sell the assets of the company to a national organization for an amount in excess of book value